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                                                        Exhibit 10.4

[LETTERHEAD OF COLUMBIA HOUSE APPEARS HERE]

                                 June 12, 1998



The Music Connection Corporation
250 Exchange Place, Suite A
Herndon, Virginia 20170


Ladies and Gentlemen:

     The following, when signed by you and by us, will constitute our agreement with you:

     1. (a) "Custom CD's", below, means compact disc compilations of music sound recordings produced on a custom basis for individual consumers, each consisting of selections requested separately by the customer concerned.

           (b) During the Term of this agreement (defined below), you will offer Custom CD's for sale to our customers, through our Columbia House and Total E websites (the "CHC Websites") and through promotional inserts in our mailings. All sound recordings which you are authorized to distribute in Custom CD's (currently, about 40,000 titles) will be available for selection by our customers for Custom CD's under this agreement. All references below to sales to our customers will include sales to prospective customers resulting from our mailings to them and sales by you to customers accessing your websites from the CHC websites.

           (c) We will not authorize any other supplier of Custom CD's to offer them through the CHC Websites or our mailings during the Term of this agreement, except a supplier offering a significant repertoire of sound recordings which you do not make available to our customers under this agreement.

           (d) You will not authorize any other music club operation to offer, sell or distribute Custom CD's during the Term of this agreement without our consent. If we consent to such an arrangement the profits derived from your distributions through that club operation will be shared equally by you and us, in accordance with a formula to be agreed upon in that event.

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     2.    (a)  You will do the following:

                (1) Design and implement an interface and links between the CHC Websites and your websites offering Custom CD's (the "TMC Websites"), for the purpose of providing our customers with access to the TMC Websites in order to select and order Custom CD's, and to enable them to return to the CHC Websites. Your design and implementation of the interface and links will be subject to our prior written approval;

                (2) Design, produce and supply us with promotional materials offering Custom CD's to our customers, for insertion in our mailings. The inserts will be subject to our prior written approval;

                (3) Manufacture the Custom CD's to be sold to our customers, conforming to the same quality standards as the units of the highest quality which you distribute to other customers;

                (4) Process all orders for our customers for Custom CD's including every aspect of each transaction, including but not limited to receipt, credit card authorization processing, fulfillment, billing, collection of payments, tracking, transaction security, and all customer service functions.

           (b) You will obtain all licenses or other authorizations and make all royalty and other payments required in connection with the Custom CD's distributed under this agreement, including authorizations from and payments to owners of copyright in the sound recordings and musical compositions reproduced in them;

           (c) You will perform your obligations under this agreement in consultation with our Chairman or his designees. All sales to our customers under this agreement will be conducted as transactions between the customers and you, and we will not be a party to them.

           (d) You will not make any use of names or addresses of our customers or other information about them which you acquire in the course of your activities under this agreement, except for the limited purpose of servicing their orders as required by section 2(a)(4). Without limiting the generality of the preceding sentence, all such customer data will constitute "Confidential Information" for the purposes of paragraph 8.

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     3.    (a)  We will display your "Musicmaker" icon on the CHC Websites as a link to the TMC Websites, and will include promotional inserts supplied by you in mailings to our customers and prospective customers, at our election, at least six (6) times per year during the Term. You will reimburse us for our actual expenses incurred directly in doing so (not including any indirect costs or allocations of overhead), promptly upon our request.

           (b) If the Sony Music or Warner Music organization authorizes us to use its sound recordings in Custom CD's on an exclusive basis, we will make those recordings available to you for use in the Custom CD's to be offered to our customers under this agreement, to the extent to which those authorizations permit us to do so, and you will make them available for selection by our customers. You will index, digitize and store those recordings in your database and supply us with copies of those digitizations in accordance with our requests.


     4. (a) The term of this agreement (the "Term") will be the three (3) year period beginning September 1, 1998.

           (b) If we so request during the last 90 days of the Term, you will negotiate with us in good faith regarding renewal of this agreement.

           (c) We may terminate the Term in our discretion, upon not less than thirty (30) days' notice to you, if:

                (1) We determine, at any time after we have completed the first six (6) promotional mailings offering Custom CD's under this agreement, that our financial returns under it do not justify its continuance, in our discretion; or

                (2) if Devarajan S. Puthukarai ceases to function as your President and Chief Operating Officer (but we will not terminate for this reason if his successor is appointed in a timely manner and we deem him/her compatible with our interest in the project contemplated by this agreement, in our discretion.

     5.   Net Profits.  You will pay us a share of your Net Profits derived from
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the sale of Custom CD's to our customers, in accordance with this paragraph 5.

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           (a)  Definition.  "Net Profits", in this agreement, means all
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revenues derived by you in connection with sales of Custom CD's to our customers
(including shipping and handling charges but excluding transactional taxes), less only the following amounts:

                (1) Your actual expenses incurred directly in performing the functions referred to in subparagraph 2(a) (not including any indirect costs or allocations of overhead);

                (2) the royalties and any other payments referred to in subparagraph 2(b);

                (3) reimbursements for our expenses actually paid to us under subparagraph 3(a); and

                (4) your actual expenses incurred directly in indexing, digitizing and storing Sony and Warner recordings under subparagraph 3(b), and in establishing a separate TMC Website for the purpose of offering them to our customers only (not including any indirect costs or allocations of overhead).

     (b)   Net Profit Share Calculation.  The amount of our participation in Net
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profits will be determined as follows:

           (1) "Selection", below, means each designation of a sound recording by our customers for inclusion in Custom CD's they order. (For example: if a single recording is designated for inclusion on each of four Custom CD's, those designations will be treated as four Selections.)

           (2) You will determine the aggregate number of Selections included in each of the following categories:

                (i) Any recordings you use under licenses entered into in the future, requiring you to pay the licensors concerned at least fifty percent (50%) of your profits from the use of the recordings on Custom CD's ("Co-Ventured Recordings", below);

               (ii) the Sony and Warner recordings we make available to you under subparagraph 3(b) ("Sony/Warner Recordings"); and

              (iii)  all other recordings ("Other Recordings").

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           (3)  The total amount of the Net Profits concerned will be allocated to three separate funds, in proportion to the allocation of Selections to the categories listed in section 5(b)(2). (For example: if 90% of the Selections used in Custom CD's sold to CHC Customers are Other Recordings, 90% of the Net Profits concerned will be allocated to the Other Recordings fund.)

           (4) You will pay us the following percentages of the Net Profits allocated to those funds:

                (i) Twenty-five percent (25%) of the Co-Ventured Sound Recordings fund;

               (ii) sixty-five percent (65%) of the Sony/Warner Recordings fund; and

              (iii)  fifty percent (50%) of the Other Recordings fund.

     (c)   Initial Mailings - Minimum Payments.
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           (1)  You will make separate computations of the Net Profits due us from sales of Custom CD's resulting from each of the first six (6) mailings to our customers under this agreement. Each of those computations will include only revenues derived and expenses incurred solely in connection with the mailing concerned (for example, those computations will not reflect any deductions for website interface and link expenses referred to in section 2(a)(l) or expenses for digitizing Sony/Warner recordings under subparagraph 3(b).)

          (2)  If the amount of our Net Profit participation computed under section 5(c)(l) in connection with any of those six initial mailings is less than the amount we would charge a third party for a "ride-along" insertion in a comparable promotional mailing (or the amount fixed by our rate card then in effect if there is no comparable mailing during the time period concerned), you will pay us the difference promptly upon our request. If you fail to make any such payment we will have the right to terminate the Term of this agreement upon five (5) days' notice, without limiting our other rights.

     (d) Your revenues derived from sales of Custom CD's to our customers will be segregated and will not be commingled with your other funds, but will held in trust in a separate account or accounts designated as Columbia House trust accounts until disbursed in the following order of priority:

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           (1)  To us, in payment of any expense reimbursements due us under subparagraph 3(a) and not previously paid to us.

           (2) To you, to the extent of the direct expenses deductible in computing Net Profits under subparagraph 5(a).

           (3) In ratable shares paid simultaneously as follows: (i) To us in payment of our participation in Net Profits under this paragraph 5; and
     (ii) to you as your property to the extent of the balance of those Net Profits.

     (e) You will compute and pay all amounts due us, accompanied by accounting statements reflecting sales, expenses, and Net Profits, within sixty
(60) days after the end of each calendar quarter for the preceding calendar quarter. Each of us will furnish the other with documentation of all expenses deducted in computing Net Profits or to be reimbursed.

     (f) We may, at our expense, examine your books and records relating to the sales of Custom CD's and the computation of Net Profits under this agreement, during your regular business hours and at the place where you regularly keep them, for the purpose of verifying the accuracy of the statements furnished to us under subparagraph 5(e). You will keep an accurate and auditable account of your sales, expenses and payments, and Net Profits under this agreement and will retain all records concerning those sales, expenses and payments, and Net Profits.

     7. As additional consideration for our execution of this agreement, you are entering into a Warrant Agreement with us granting us warrants to purchase shares of your capital stock on the terms prescribed in the Warrant Agreement.

     8. (a) "Confidential Information", below, means: (1) All information regarding either party or its business, acquired by the other party in connection with this agreement or any activities conducted under it; and (2) the terms of this agreement.

           (b) Neither party will disclose to any other person any Confidential Information of the other party, except to its employees and advisors with a need to know it

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in the course of their duties or for the purposes of performing the obligations of the party concerned under this agreement. "Confidential Information" shall not include information already lawfully known to or independently developed by the receiving party, disclosed in published materials, generally known to the public, lawfully obtained from any third party, or required to be disclosed by law. If any such disclosure may be required by law, the party from whom it is sought will notify the other party promptly and will cooperate with the latter as it reasonably requests to oppose the requirement. The parties acknowledge that money damages would not constitute adequate compensation for a breach of this paragraph; either party will be entitled to injunctive relief to restrain any such threatened breach in addition to any other relief to which it may be entitled.

     9. You will at all times indemnify and hold us harmless from and against any and all claims, damages, liabilities, cost and expenses, including legal expenses and reasonable counsel fees, arising out of any violation of law or the rights of any person by reason of anything contained in the Custom CD's sold to our customers or their packaging, advertising, or marketing, or otherwise arising out of or related to your activities under this agreement.

     10. All notices under this agreement will be in writing and given by courier or other personal delivery or registered or certified mail at the appropriate address indicated above or at a substitute address designated by notice by the party concerned. Each notice to us will be addressed for the attention of our Senior Vice President, Electronic Media, and a copy of each notice sent to us will be sent simultaneously to our Senior Vice President and General Counsel. Notices shall be deemed given when delivered to the courier, personally delivered, or mailed, except that a notice of change of address will be effective only from the date of its receipt.

     11. The parties are independent contractors. Neither party will be authorized or purport to act as an agent of the other, or to make any commitments on behalf of the other.

     12. Neither party will mention the other in advertising or promotional literature, or issue or authorize any publicity about the other party or the subject matter of

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this agreement, without the prior written approval of the other party in each instance.

     13. (a) This agreement contains the entire understanding of the parties relating to its subject matter and cannot be changed orally. A waiver of any provision of this agreement in any instance will not be deemed to waive it for the future.

           (b) THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF NEW YORK, AND ITS VALIDITY, INTERPRETATION AND LEGAL EFFECT WILL BE GOVERNED BY THE LAWS OF THAT STATE APPLICABLE TO CONTRACTS ENTERED INTO AND ENTIRELY PERFORMED THERE. THE NEW YORK COURTS (STATE AND FEDERAL), ONLY, WILL HAVE JURISDICTION OF ANY CONTROVERSIES REGARDING THIS AGREEMENT; ANY ACTION OR OTHER PROCEEDING WHICH INVOLVES SUCH A CONTROVERSY WILL BE BROUGHT IN THOSE COURTS, IN NEW YORK COUNTY, AND NOT ELSEWHERE. ANY PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY, AMONG OTHER METHODS, BE SERVED BY DELIVERING IT OR MAILING IT, BY REGISTERED OR CERTIFIED MAIL, DIRECTED TO THE APPLICABLE ADDRESS ABOVE OR SUCH OTHER ADDRESS AS THE PARTY CONCERNED MAY DESIGNATE PURSUANT TO PARAGRAPH 16. ANY SUCH DELIVERY OR MAIL SERVICE WILL HAVE THE SAME EFFECT AS PERSONAL SERVICE WITHIN THE STATE OF NEW YORK.

           (c) The invalidity or unenforceability of any provision of this agreement shall in no way affect the validity or enforceability of any other provision of this agreement.

           (d) Neither party shall be entitled to recover damages or to terminate the Term by reason of any breach of this agreement by the other party, unless the latter party has failed to remedy the breach concerned within twenty-one (21) days after notice.

                                             Very truly yours,

                                             THE COLUMBIA HOUSE COMPANY


                                             By: /s/ The Columbia House Company
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                                                Sr. V.P.
AGREED:

THE MUSIC CONNECTION CORPORATION


By: /s/ Devarajan Puthukarai
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           President & COO

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